Dated 24/06 - 2016	**Datado de 24/06/2016**
NABUfit Global ApS	**NABUfit Global ApS**
and	**and**
NR Sports	**NR Sports**
NEYMAR SPORT E MARKETING S/S LTDA	**NEYMAR SPORT E MARKETING S/S LTDA**
And LX SPORTS Marketing LTDA	And LX SPORTS Marketing LTDA
LICENSE AGREEMENT FOR USE OF IMAGE, **NAME AND OTHER AGREEMENT**	**CONTRATO DE LICENÇA PARA USO DE IMAGEM,** **NOME E OUTRAS AVENÇAS.**
(1) NABUfit (NABUfit Global ApS, registration no. 36955899, a company registered in Denmark, Vesterballevej 27, 1., Snoghøj, 7000 Fredericia) ("**NABUfit**"): and represented by CEO Ulrik Moll and Chairman of the Board, Mads Høyer Frederiksen.	**(1) NABUfit** (NABUfit global ApS, registro nº 36.955.899, uma empresa registrada na Dinamarca, Vesterballevej 27, 1. Snoghøj, 7000 Fredericia.) ("NABUfit"); e representado pelo CEO Ulrik Moll e pelo Presidente do Conselho, Mads Høyer Frederiksen.
(2) ("NR Sports"), NEYMAR SPORTS MARKETING S/S LTDA:, a with offices at [redacted], in the city of Santos, State of São Paulo, enrolled with the Taxpayers' Roll under No. 08.007.812/0001-70, and referred to as "NR SPORTS"; (together the "Parties")	(2) ("**NR Sports**"). NEYMAR SPORTS MARKETING S/S LTDA., Com escritório na Avenida Ana Costa nº 58, 3º andar, CEP 11060-000, na cidade de Santos, Estado de São Paulo, inscrita no CNPJ sob o nº 08.007.812/0001-70, e referida como "NR SPORTS"; (em conjunto "**Partes**").
And	
LX Sports Marketing LTDA, based in the city of Jundiaí, São Paulo State, on 100/3 Giovane Morandini Street, ZIP 13208-600, registration Nº 23.501.027/0001-63, here represente by its managing partner Dayyán Morandi Silva, brazilian, married, ID nº 10.422.043 and CPF nº 294.856.038-19, as intervening party, hereby denominated "LX	LX Sports Marketing LTDA, com sede na cidade de Jundiaí, Estado de São Paulo, na 100/3 Giovane Morandini Street, CEP 13.208-600, registro Nº 23.501.027 / 0001-63, aqui represente pelo seu sócio-gerente Dayyán Morandi Silva, brasileiro, casado, RG nº 10.422.043 e CPF nº 294.856.038-19, como parte interveniente neste ato denominado "LX
WHEREAS:	**CONSIDERANDO:**

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(A) (A) NR Sports, since 2006 has been holding the right to use and license to any third party worldwide: (a) certain uses of any words (spoken or written) or symbols, drawing or photo or graphic representation or any combinations thereof that can identify the Sportsman Neymar Jr., including as well the full and formal name Neymar da Silva Santos Junior (or any part thereof), and his surname and nickname; (b) any diminutive, abbreviations, or alternative uses of the names, including any signature, if any, used before, after or as of the date hereof; (c) the image, voice, number, photo, picture, likeness, person, biography and history of life, as well as any and all attributes of the character and personal appearances of Neymar Jr., including, but without limitation, any phrase used by Neymar Jr., and, in each case, his trademark, if registered; (d) trademarks, copyrights, brands and domain names of Neymar Jr;	(A) A NR Sports detém, desde 2006, o direito de usar e licenciar a terceiros no Território: (a) certas utilizações de quaisquer palavras (falada ou escrita) ou símbolos, desenho ou foto ou representação gráfica ou combinações dali derivados de qualquer tipo que posso identificar o atleta Neymar Jr., incluindo o nome inteiro e formal de Neymar da Silva Santos Junior (ou qualquer parte dele), apelido e pseudônimo; (b) qualquer diminutivo, abreviações, ou usos alternativos dos Nomes, incluindo qualquer assinatura, se usado, na data, antes ou depois da mesma; (c) a imagem, número, foto, fotografia, semelhança, pessoa, biografia e história de vida, bem como todo e qualquer atributo da personalidade e aparências de Neymar Jr., incluindo qualquer frase usada por Neymar Jr., e, em cada caso, se registrada a marca e (d) marcas registradas, direitos autorais, marcas comerciais e nomes de domínio de Neymar Jr.;
(B) The athlete Neymar da Silva Santos Junior, who is not a part of this contract, will be simply called TALENT, ATHLETE or NS, in this instrument;	(B) O Atleta Neymar da Silva Santos Junior, que não integra o presente contrato, será simplesmente denominado neste instrumento de TALENTO, ATLETA OU NS.
(C) NABUfit is a company specializing in technology development and fitness applications for web and mobile platforms and wishes to acquire the right to use TALENT'S ' name, image and likeness worldwide, for the purpose of disclosure of the product Nabufit APP	(C) Nabufit é uma empresa especializada em tecnologia e desenvolvimento de aplicativos de fitness para plataformas web e mobile e que deseja adquirir o direito de utilizar o nome, imagem e semelhança do ATLETA em todo o mundo, para o fim de divulgação do seu produto Nabufit APP.
(D) Nabufit APP is an application web and mobile, developed by Nabufit company and aims to allow people around the world to perform physical exercise by following up videos, exclusive training sessions and monitoring of expert professionals including sessions with TALENT. And from now on it will be called PRODUCT.	(D) Nabufit APP é um aplicativo web e mobile, desenvolvido pela empresa Nabufit e tem o objetivo de permitir as pessoas em todo o mundo a realizarem a prática de exercícios físicos através do acompanhamento de vídeos, treinos exclusivos e acompanhamento de profissionais especializados, incluindo sessões com TALENTO. E de agora em diante será denominado PRODUTO.
(E) LX is the company specialized in sports marketing consulting and image management of professional athletes,	(E) LX é a empresa especializada em consultoria de marketing esportivo e gestão de imagem de atletas profissionais, responsável pela

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responsible for the business intermediation between Nabufit and NR Sports.

intermediação de negócios entre Nabufit e NR Sports.

Purpose of the Contract

The objective of this agreement is to use the image and social networks of the TALENT for promotion. disclosure the features and its benefits and download of the PRODUCT and also for the sale of physical training of the TALENT on the PRODUCT.

Objeto do Contrato

O objetivo deste contrato é a utilização da imagem e redes sociais do TALENTO, para promoção e divulgação das características e benefícios do PRODUTO, downloads do APP e comercialização dos exercícios físicos do TALENTO.

IT IS HEREBY AGREED AS FOLLOWS:

1. **Term**

1.1 This Agreement shall come into force on the Commencement Date and, subject to the provisions of clause 1.2 and clause 7, shall continue for the Term.

1.2 eliminated

1.3 This partnership is valid for three (3) years and may be renewed by signing a contract extension to this agreement.

1.4 It is stipulated that any renewal. extension or contract modifications in this contract or in new contracts between NR Sports and NABUfit, must be made exclusively through the LX intermediation.

2. **Grant of Rights**

2.1 In accordance with the terms and conditions of this Agreement, NR Sports grants to NABUfit, a licence to use TALENT'S image for the Purpose and warrants to demand the TALENT to make the Personal Appearances, as

FICA ACORDADO O SEGUINTE:

1. **Termo**

1.1 O presente Acordo entrara em vigor na data de início e, sem prejuízo do disposto na cláusula 1.2 e cláusula 7, deverá continuar durante o Prazo.

1.2 eliminado

1.3 Esta parceria é válida por três (3) anos, podendo ser renovada mediante a assinatura de uma extensão de contrato deste acordo.

1.4 Fica estipulado que qualquer modificação renovação, prorrogação ou de contrato neste contrato ou em novos contratos entre NR e NABUfit, deve ser feita exclusivamente por intermédio LX.

2. **Concessão de Direitos**

2.1 De acordo com os termos e condições deste Contrato, NR Sports concede à NABUfit, , uma licença para utilizar a imagem do ATLETA para este propósito e se compromete a exigir do ATLETA determinadas aparições pessoais para captação de imagens .

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specified, only in respect of the purpose of the contract.	conforme especificado, apenas em relação ao objeto do contrato.
(A) On NABUfit's sites, social media and other online media; and	(A) no site NABUfit, midias sociais e outras midias on-line; e
(B) On sales material, brochures, in-store material, PR, press ads and print ads.	(B) em material de vendas, folhetos, , PR, anúncios de imprensa e anúncios impressos.
as reflected in this Agreement.	conforme este instrumento.
2.2 If NABUfit wants at any time during the Term create a logo, brand, trademarks or trade name in any part of the Territory incorporating the TALENT'S image or any part (s) thereof ("Marks"). NABUfit must first obtain the prior written consent of NR Sports (to be granted or not on the absolute discretion of NR Sports and, if so granted, NR Sports will proceed, at the expense of NABUfit, with any and all documents that are reasonably accepted by NABUfit as necessary and/or desirable to successfully register and protect such marks.	2.2 Se NABUfit desejar a qualquer momento durante o Prazo criar um logotipo, marca, marcas comerciais ou nome comercial em qualquer parte do território incorporando a imagem do TALENTO ou qualquer parte (s) do mesmo ("Marcas"), NABUfit deve obter primeiro o prévio consentimento por escrito da NR Sports (a ser concedida ou não a critério absoluto da NR Sports e, se assim for concedido, NR Sports deverá executar, a expensas do NABUfit, todos e quaisquer documentos que são razoavelmente aceitos pela NABUfit como necessários e/ou desejável para o registo bem sucedido e proteção de tais marcas.
2.3. NABUfit recognizes the value of ATHLETE's image and in order to ensure that it is protected for the future benefit of NR Sports; NABUfit agrees that any and all uses of ATHLETE'S image under this clause 2 it will only be allowed to proceed if it has the written prior agreement form the appointed representative, which shall not be unreasonably withheld, delayed or conditioned.	2.3. NABUfit reconhece o valor da imagem do ATLETA e, a fim de assegurar que este esteja protegido para o futuro benefício de NR Sports. NABUfit concorda que todo e qualquer uso da imagem do ATLETA ao abrigo desta cláusula 4 só será permitido com o acordo prévio por escrito do representante nomeado, o que não deve ser indevidamente retido, atrasado ou condicionado.
2.4 NABUfit has the right to:	2.4 NABUfit tem o direito de:
Push notifications to users globally from neymarjr@nabufit.com, with content pre approved by NR Sports.	Enviar notificações para todos os usuários da plataforma utilizando o e-mail neymarjr@nabufit.com., com o conteúdo pré aprovado pela NR Sports.
2.5 NR Sports shall not during the Term exploit ATLETE'S image globaly in the fitness digital segment. And he is not allowed to make Personal Appearances	2.5 NR Sports não poderá, durante o Prazo do contrato, explorar imagem do TALENTO globalmente no segmento de fitness digital. Ele não está autorizado a comparecer pessoalmente ou ter

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in public events or any connection with (whether for the promotion of or otherwise) any direct competitor of NABUfit in the digital fitness industry including digital fitness centres, physical preparation applications, fitness websites and mobile apps that sells videos of physica exercises and fitness tips, without the prior written consent of NABUfit. Not to be unreasonable withheld.

3. **Personal Appearances by TALENT**

3.1 NR Sports shall procure that TALENT shall be available for and shall make Personal Appearances for and/or on behalf of NABUfit during the Term throughout the Territory, in order to capture images during the event in only one opportunity per year (3 hours per day excluding preparation and make-up), always according to the ATHLETE'S personal and professional agenda, the release by the Club which he is linked to and the Brazilian national team.

3.2 Personal Appearances shall mean:

(a) NR Sports will arrange for the TALENT to be available to NABUfit in the Territory for 01 day for the first year of contract, 01 day for the second year of contract and, if the target payment (guaranteed additional sum) stipulated at 500,000 (five hundred thousand Euros) described in clause 5.1 is reached, 01 more day in the third year of contract, for photo shoot / video shoot during the Term for a duration of [3] hours maximum (excluding make-up, hair and briefing).

- TALENT is to demonstrate exercices, that were priorly approved by NR Sports and respecting his physical condition and capacity, which are to be recorded and used on all NABUfit platforms, with a

conexão com (quer para a promoção ou não) qualquer concorrente direto de NABUfit na indústria de fitness digital, incluindo centros de fitness digitais, aplicativos de preparação física, sites e aplicativos mobile que vendam vídeos e dicas de exercícios físicos e fitness em geral sem o prévio consentimento por escrito da NABUfit que não deve ser retido sem razão.

3. **Aparições Pessoais do ATLETA**

3.1 NR Sports deve providenciar para que o ATLETA esteja disponível e compareça pessoalmente para e/ou em nome de NABUfit durante o Prazo em todo o Território, para captação de imagens durante o evento em apenas uma 01 oportunidade por ano de no máximo 3 horas, excluindo tempo para maquiagem e briefing , sempre de acordo com a agenda pessoal e profissional do ATLETA, a liberação pelo Clube a que estiver vinculado e a Seleção Brasileira.

3.2 Aparições Pessoais significará:

(A) A NR Sports providenciará para que o ATLETA esteja disponível para NABUfit no Território por 01 dia no primeiro ano de contrato, 01 dia no segundo ano de contrato e, se atingido a meta de pagamento (soma adicional garantida) estipulada de 500.000 (quinhentos mil Euros descrito na clausula 5.1 no ano 03 (três), mais 01 dia neste terceiro ano de contrato para uma sessão de fotos filmagem/vídeo durante a vigência por um período de [3] horas(excluindo maqiagem, cabelo e briefing).

- TALENTO deve demonstrar exercícios, aprovados anteriromente pela NR Sports e respeitada a sua capacidade e condição física, que deverão ser gravados e usados em todas as plataformas NABUfit, com a participação do preparador físico indicado pela NR Sports.

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personnal trainer indicated by NR Sports.

- The contract between Nabufit and the personal trainer indicated by NR Sports shall be made separated from this agreement.

- All other material produced is to be used for promoting the PRODUCT services f.x. apps, online.

- All personal appearances places will preferably be in Barcelona or another city, always at the discretion of NR Sports, in which the athlete is performing his professional activity.

(b) NR Sports makes at least 24 posts/year on social media platforms (exclusively twitter + facebook + weibo)

(c) If TALENT is unavailable for a Personal Appearance due to a prior engagement which conflicts with that Personal Appearance the Nominated Representative shall: (i) advise NABUfit as soon as possible, providing reasons for his unavailability; and (ii) if requested by NABUfit, co-operate with NABUfit in good faith to identify an alternative date for NS to fulfil that Personal Appearance.

(d) NABUFIT will be responsible for translation of all contents to be displayed on Asian social networking.

3.3.1 Nabufit agrees for any Personal Appearance to be made by TALENT. It will responsible for the payment of all travel expenses for the TALENT and 02 (two) NR Sports staff members, and for the legal representative of LX, in business class air tickets with

- O contrato entre Nabufit e o personal trainer indicado pela NR Sports será feito separadamente deste contrato

- Todos os outros materiais produzidos serão usados para promover os serviços DO PRODUTO f.x. aplicativos, on-line.

- Os locais das aparições pessoais serão preferencialmente na cidade de Barcelona ou em outra, sempre a critério da NR Sports, em que o ATLETA estiver realizando as suas atividade profissionais.

(b) A NR Sports fará pelo menos 24 postos/ano em plataformas de mídia social (exclusivamente Twitter e facebook + weibo)

(c) Se o ATLETA não estiver disponível para a aparição pessoal devido a um compromisso anterior que entra em conflito com a mesma a NR Sports deverá: (i) avisar NABUfit o mais rapidamente possível, indicando os motivos de sua indisponibilidade; e (ii) se solicitado pelo NABUfit, co-operar com NABUfit de boa-fé para identificar uma data alternativa para NS cumprir essa aparição pessoal.

(d) NABUFIT será responsável pela tradução de todo conteúdo a ser exibido nas redes sociais asiáticas.

3.3.1 Nabufit concorda que para qualquer aparição pessoal a ser feita pelo TALENTO, será responsável pelo pagamento de todas as despesas de viagem para, além do ATLETA, mais dois (02) acompanhantes e staff da NR Sports, e para o representante legal da LX, passagens em classe executiva,

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accommodation in five star hotel, food and drink. The flight tickets must be purchased by Nabufit for the TALENT and two NR Sports staff members and for the legal representative of LX, in accordance with the agreed date between the company and the legal responsible of NR, according to the athlete's requirements. All travel to be Business Class and accommodation to be five star standard. LX should be informed by Nabufit of all recordings to be made with NS at least 15 days in advance.	com alojamento em hotel 5 estrela, comida e bebida. Os bilhetes de avião devem ser adquiridos pela Nabufit para o ATLETA e dois membros dos staff da NR e para o representante legal da LX de acordo com a data acordada entre a empresa e os responsáveis legais da NR, de acordo com as necessidades do atleta. Todas as viagens deve ser em classe executiva e as acomodações, padrão cinco estrelas. A LX deve ser informada por Nabufit de todas as gravações a serem feitas com o ATLETA com, pelo menos, 15 dias de antecedência.
3.4 NR Sports shall: (a) promote NABUfit in a high and favourable manner as reasonable for an agreement of use of image; and	3.4 NR Sports deverá: (a) promover NABUfit de forma elevada e favorável o tanto quanto razoável para um acordo de concessão de uso de imagem; e
3.5 Without prejudice to clause 4.1 below, NR Sports agrees that all copyright and other intellectual property rights, including performance rights, created as a result of any Personal Appearances (including photographs, videos, and any other audio-visual and audio recordings of Personal Appearances) (the "New Rights") shall, as between NR Sports and NABUfit, belong to NABUfit.	3.5 Sem prejuízo da cláusula 4.1 abaixo, NR Sports concorda que todos os direitos autorais e outros direitos de propriedade intelectual, incluindo direitos de execução, criados como resultado de quaisquer aparições pessoais (incluindo fotografias, vídeos e quaisquer outras gravações de áudio-visuais e de áudio de Aparições Pessoais) (os "Novos Direitos") devem, entre NR Sports e NABUfit, pertencer a NABUfit.
3.6 – Eliminated 3.7 - Eliminated	3.6 – Eliminado 3.7 – Eliminado.
3.8 All activities required during the Personal Appearances under Clause 3 to be approved in advance and in written by NR Sports, which shall not be unreasonably withheld, delayed or conditioned.	3.8 Todas as atividades necessárias durante as aparências pessoais nos termos da Cláusula 3 a ser aprovado previamente e por escrito pela NR Sports o que não deve ser indevidamente retido, atrasado ou condicionado.
	4. Concessão de Direitos

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4. **Grant of Rights**

4.1 NR Sports hereby grants to NABUfit for the duration of the Term the right and licence to use TALENT'S Image in the Territory for the Purpose in the following ways: See Clause 2.

5. **Financial provisions**

5.1 NR Sports to receive sign on fee EUR [redacted] + guaranteed additional sum up to [redacted]% of LX commission that must be paid as stipulated in this 5.8 of this clause.

[redacted]

5.2 NR Sports has the right to [redacted]% of NABUfit Global Ltd. shares, during the contract period, but the form of receipt shall be treated between the parties during the contract period.

5.3 NR Sports will rece[redacted]er cost (30%) of total turnover of member subscription

- For purposes of calculating the net revenue from the sale of member subscription for the Nabufit APP, it is established that Nabufit should quarterly send to NR and LX balance sheets with the final or partial results of all sales together with other information that may be relevant for effective accountability. The Parties hereby establish the first accountability must take place by November 1, 2016 and the other every six months on.

5.4 Additional [redacted] to Neymar Jr. Foundation of total turnover.

- For purposes of calculating the net

4.1 NR Sports concede à NABUfit para a duração do Termo o direito e licença para usar A IMAGEM do ATLETA no território, para os propósitos e das seguintes maneiras:

5. **Disposições financeiras**

5.1 A NR Sports receberá um valor pela assinatura [redacted] soma adicional garantida de até EUR [redacted] LX que deve ser pago como estipulado nesta 5.8 desta cláusula.

[redacted]

5.2 A NR Sports tem o direito de receber 2% das ações da NABUfit Global Ltd. durante o período do contrato, mas a forma de recepção será tratado entre as partes durante o período do referido contrato.

5.3 A NR Sp[redacted]to (30%) do volume de negócios total de subscrição de membro

- Para efeitos do cálculo da receita líquida da venda de subscrição de membro do App Nabufit, fica estabelecido que o Nabufit deve enviar trimestralmente a NR e LX os balanços com os resultados finais ou parciais de todas as vendas em conjunto com outras informações que podem ser relevantes para a contabilidade. As Partes estabelecem que a primeira prestação de contas deve ser efetuada até 01 de novembro de 2016 e os outros de seis em seis meses diante.

5.4 Um adi[redacted]to (30%) será pago para o Instituto Neymar Jr. do volume de negócios total.

- Para efeitos de cálculo da receita

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revenue from the sale of member subscription for the Nabufit APP, it is established that Nabufit should quarterly send to NR and LX balance sheets with the final or partial results of all sales together with other information that may be relevant for effective accountability. The Parties hereby establish the first accountability must take place by November 1, 2016 and the other every six months on.

- M[redacted] Year guaranteed for the contract period of three years for the Neymar Jr. Institute.

5.5 Workout bought directly on app store featuring only ATHLETE, outside subscriptio[redacted]s after cost (30%). Payment provided each 3 months including report from App store showing total turnover for the three-month period

o For purposes of calculating the net revenue from the sale of directly sales from the Nabufit APP, it is established that Nabufit should quarterly send to NR and LX balance sheets with the final or partial results of all sales together with other information that may be relevant for effective accountability.The Parties hereby establish the first accountability must take place by November 1, 2016 and the other every six months on.

5.6 All in all, NABUfit guarantee to pay minimum [redacted] in total to NR in the first 2,5 years of the Term, ref 5.1

5.7 In the event that revenues for NR and Neymar Jr. Institute from 5.3, 5.4, and 5.5 amount to a total of less than EUR [redacted]years of the

líquida da venda de subcrição de membro para o App Nabufit, fica estabelecido que o Nabufit deve enviar trimestralmente a NR e LX os balanços com os resultados finais ou parciais de todas as vendas em conjunto com outras informações que podem ser relevantes para a contabilidade. As Partes estabelecem que a primeira prestação de contas deve ser efetuada até 01 de novembro de 2016 e os outros de seis em seis meses diante.

- M[redacted]Ano garantido para o período de contrato de três anos para o Instituto Neymar. Jr.

5.5 Toda serie de exercícios comprados diretamente na loja de aplicativos apresentando apenas o ATLETA, excluindo subscrições, será partilhado num[redacted]e custo (30%). Pagamento será a cada 3 meses, incluindo relatório de loja de aplicativos mostrando volume de negócios totais para o período de três meses

o Para efeitos de cálculo da receita líquida da venda diretamente das vendas do Nabufit APP, fica estabelecido que o Nabufit deve enviar trimestralmente ao NR e LX balanços com os resultados finais ou parciais de todas as vendas em conjunto com outras informações que podem ser relevantes para as contabilidade. As Partes desde já estabelecem que a primeira prestação de contas deve ser efectuada até 01 de novembro de 2016 e os outros seis em seis meses diante.

5.6 Ao todo, NABUfit garante pagar no [redacted]de 6 meses no total, a NR nos primeiros 2,5 anos do termo, ref 5.1

5.7 Caso as receitas para NR e Instituto Neymar Jr. de 5,3, 5,4, e 5,5 chegarem a menos de um total de m[redacted]durante os dois primeiros anos do termo, NABUfit

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Term. NABUfit shall pay to NR an amount equivalent to the difference up[redacted]n at the end of year 3, ref 5.1.

5.8 All payments stipulated in Clause 5 of this contract shall be made at the rate of [redacted] (ten percent) to LX directly to each in bank account informed below.

5.8.1

NR SPORTS'BANK DETAILS

Banco Intermediário: Banco Santander S/A - MADRID - ESPANHA

swift ([redacted]X

Account num[redacted]

Bank Name : BENEFICIARY BANK : Banco Santander (BRASIL) S.A

Bank Address :São Paulo - Brasil - Avenida Juscelino Kubitschek, 2.235 - ZIP COD : 04543-011

Account Name :Beneficiary Custumer : NEYMAR SPORT E MARKETING S/S LTDA

Avenida Ana Costa, 56 -3° floor - ZIP CODE : 11060-000 - Vila Mathias - Santos - São Paulo

Registraton Num[redacted]-70

Account type : current account

Branch : 2270

Account Number : [redacted]

LX Sports Marketing

Corpoarte Tax ID #[redacted]

Bank Itaú - 341

Branch: 7166

Account #: 1[redacted]

pagará à NR um montante equivalente à diferen[redacted] o mais tardar no final do ano 3. ref 5.1.

5.8 Todos os pagamentos estipulados no item 5 deste presente contrato, será [redacted]venta por ce[redacted]cento) a LX diretamente para cada um em conta bancária abaixo descrita.

5.8.1

NR SPORTS'BANK DETAILS

Intermediary Bank: Banco Santander S/A - MADRID - ESPANHA

swift (BIC COD[redacted]

Account number: [redacted]

Bank Name : BENEFICIARY BANK : Banco Santander (BRASIL) S.A

Bank Address :São Paulo - Brasil - Avenida Juscelino Kubitschek, 2.235 - ZIP COD : 04543-011

Account Name :Beneficiary Custumer : NEYMAR SPORT E MARKETING S/S LTDA

Avenida Ana Costa, 56 -3° floor - ZIP CODE : 11060-000 - Vila Mathias - Santos – SP

Registraton Number / CNPJ : [redacted]

Account type : current account

Branch : 2270

Account Number : [redacted]

LX Sports Marketing

CNPJ: [redacted]

Banco Itaú - 341

Agência: [redacted]

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Swift Code: [redacted] Código IBAN: [redacted]	Conta Corrente: [redacted] Swift Code: [redacted] Código IBAN [redacted]
5.9 If it is required by Danish law that NABUfit has to withhold or deduct any amount of tax from any payment owed to NR Sports, then notwithstanding anything on the contrary contained in this Agreement, the gross amount owed to NR Sports shall be increased so that, after any deduction or withholding, the net amount received by NR Sports is not less than that would be eligible if no deduction or withholding had been required. All taxes in Brazil will be paid by NR Sports.	5.9 Se for exigido pela lei Dinamarquesa que Nabufit tenha que reter ou deduzir qualquer montante de Imposto de qualquer pagamento devido a NR Sports, não obstante qualquer disposição em contrário contida no presente Acordo, a quantia bruta devida a NR Sports deve ser aumentada para que, depois de qualquer dedução ou retenção, o valor líquido recebido pelos NR Sports não pode ser inferior a que teria direito se nenhuma dedução ou retenção tivesse sido necessário.Todos os impostos a serem pagos no Brazil serão pagos pela NR Sports.
5.10 Any and all payments stipulated above for Neymar Jr. Institute are subject to an agreement between NABUfit and Neymar Jr. Institute to be entered into.	5.10 Todo e qualquer pagamento estipulado acima para o Instituto Neymar Jr estão sujeitos a uma acordo entre NABUFIT e o Instituto Neymar Jr.
6. <u>Warranty and Indemnity</u>	6. <u>Garantia e Indenização</u>
6.1 The Parties each warrant that they are free to enter into this Agreement and that the rights granted under this Agreement will not infringe upon the rights of any third party.	6.1 Cada uma das Partes garante que eles são livres para celebrar este Contrato e que os direitos concedidos ao abrigo do presente Acordo não infringirão os direitos de terceiros.
6.2 NR warrants, represents and undertakes that it has full right to: (i) enter into this Agreement and to give effect to each of its terms; (ii) grant the rights to NABUfit and give the warranties and indemnities contained in this Agreement; and (iii) perform (and procure the performance by NS of) the Personal Appearances and other obligations under this Agreement;	6.2 NR garante, representa e assume que tem pleno direito de: (i) celebrar este Contrato e para dar efeito a cada um dos seus termos; (ii) conceder os direitos para NABUfit e dar as garantias e indenizações contidas no presente Acordo; e (iii) realizar (e conseguir que NS realize) das Aparições Pessoais e outras obrigações decorrentes do presente Acordo;
6.3 NR shall indemnify and keep NABUfit indemnified from and against any and all losses, damages, liabilities,	6.3 NR deverá indenizar e manter indenizados NABUfit de e contra todas e quaisquer perdas, danos, responsabilidades, penalidades,

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penalties, fines and expenses (including reasonable legal fees) resulting from or arising out of any claims or actions resulting directly or indirectly from:

(a) the performance or non-performance by NS of his duties and obligations under this Agreement or from NS' negligence or omissions in respect of the same; and

(b) the use by NABUfit of NS' Image in accordance with this Agreement.

This clause 6.3 shall survive expiry or earlier termination of this Agreement.

7. <u>Termination</u>

7.1 NR shall have the right to terminate this Agreement immediately by notice in writing to NABUfit in the event that NABUfit fails to perform or observe any material obligation on its part to be performed or observed under this Agreement and does not remedy such breach (if the same is capable of remedy) within 15 days of receipt of written notice requiring it to do so.

7.2 NABUfit shall have the right to terminate this Agreement immediately by notice in writing to NR in the event that:

(a) NS is unwilling or unable (beyond his reasonable control) to make Personal Appearances pursuant to clause 3.1 on three or more occasions during the Term;

(b) NS is convicted for the use of doping

(c) NS is convicted of any criminal offence (other than a road traffic offence punishable by a non-custodial sentence), including any offence involving the use or distribution of drugs or any other prohibited substance;

multas e despesas (incluindo honorários advocatícios) resultantes ou decorrentes de quaisquer reivindicações ou ações decorrentes direta ou indiretamente de:

(A) o desempenho ou não desempenho por NS de seus deveres e obrigações decorrentes do presente Acordo ou de negligência ou omissões de NS 'em relação ao mesmo; e

(B) a utilização, por NABUfit da Imagem de NS, em conformidade com este Acordo

Esta cláusula 6.3 deve sobreviver a expiração ou término antecipado do presente Contrato.

7. <u>Rescisão</u>

7.1 NR terá o direito de rescindir este Contrato imediatamente, mediante notificação por escrito ao NABUfit no caso em que NABUfit deixar de cumprir ou observar qualquer obrigação material de sua parte a ser executada ou observada nos termos deste Contrato e não remediar tal violação (se o mesmo for passível de correção) no prazo de 15 dias do recebimento da notificação por escrito solicitando a fazê-lo.

7.2 NABUfit terá o direito de rescindir este Contrato imediatamente, mediante notificação por escrito a NR, no caso de:

(A) NS não quer ou não pode (além de seu controle razoável) comparecer pessoalmente nos termos da cláusula 3.1 em três ou mais ocasiões durante o Prazo;

(B) NS é condenado pelo uso de doping

(C) NS é condenado por qualquer crime (que não seja uma infracção ao volante na estrada passível de uma pena não privativa de liberdade), incluindo qualquer crime envolvendo o uso ou distribuição de drogas ou

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qualquer outra substância proibida;

(d) NS becomes insolvent such that NS enters into liquidation whether compulsory or voluntary (other than for the purpose of amalgamation or reconstruction) or NS makes or proposes to make an arrangement or composition with their creditors or makes an application to a Court of competent jurisdiction for protection from its creditors or if NS shall have any distress or execution levied upon its assets;

(D) NS se tornar insolvente e entre em liquidação obrigatória ou voluntaria (exceto para fins de fusão ou reconstituição) ou se NS fizer ou se propõe a fazer um acordo ou composição com seus credores ou faz um pedido a um tribunal de jurisdição competente para a protecção dos seus credores ou se NS tiver qualquer questão ou execução incidente sobre os seus ativos;

(e) NR/NS fails to perform or observe (or fails to procure the performance or observance of) any material obligation on its part to be performed or observed under this Agreement and does not remedy such breach (if the same is capable of remedy) within 15 days of receipt of written notice requiring him to do so;

(E) Se NR/NS deixar de cumprir ou observar (ou não conseguir a realização ou observância de) qualquer obrigação material da sua parte a ser executada ou observada nos termos deste Contrato e não remediar tal violação (se o mesmo for passível de correcção) dentro de 15 dias do recebimento da notificação por escrito que o obriga a fazê-lo;

(f) NS dies or is permanently (meaning in this case for more than 11 months) incapacitated.

(F) NS morre ou está permanentemente (ou seja, neste caso, há mais de 11 meses) incapacitado.

8. Consequences of termination

8. Efeitos da rescisão

8.1 Expiry or termination of this Agreement shall not: (i) release the Parties from any liability or right of action or claim which at the time of such expiry or termination has already accrued or may accrue to either Party in respect of any act or omission prior to such expiry or termination; or (ii) affect the coming into force or the continuance in force of any provision of this Agreement which is expressly or by implication intended to come into or continue in force on or after such expiry or termination, including for the avoidance of doubt clauses: 3.5, 3.6, 3.7,3.8, 6.3, 8, 9 and 11.

8.1 A expiração ou término do presente Acordo não deverá: (i) liberar as partes de qualquer responsabilidade ou direito de ação ou reivindicação que, no momento de tal expiração ou término já tenha acumulado ou pode acumular a favor de uma das partes em relação a qualquer ato ou omissão antes de tal expiração ou rescisão; ou (ii) afetar a entrada em vigor ou a manutenção em vigor de qualquer disposição do presente Acordo, que é expressa ou implicitamente destinado a entrar ou continuar em vigor durante ou após tal expiração ou rescisão, inclusive, para evitar dúvidas as cláusulas: 3.5, 3.6, 3.7,3.8, 6.3, 8, 9 e 11.

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8.2 Upon expiry or earlier termination of this Agreement for any reason, all rights and licences granted to NABUfit under this Agreement shall cease and determine and NABUfit shall discontinue any and all use of NS's Image. However, NABUfit shall have reasonable time to discontinue the appearance of NS in its apps/on its websites etc.

8.3 In case of contract termination and agreement between the parties, the LX should be notified in order to receive their participation in accordance with the provisions in clause 5.

9. <u>Confidentiality and announcements</u>

9.1 Both Parties undertake to each other that they shall treat as confidential and shall not disclose to any person: (i) the contents (including the financial details) of this Agreement; and (ii) all information relating in any manner to the business and/or affairs of which may be communicated to or acquired by it under, or in connection with this Agreement,

9.2 Both Parties undertake to each other that they may disclose (i) information which is within the public domain; and (ii) confidential information to the minimum extent required by any order of any court of competent jurisdiction or any competent judicial, governmental or regulatory body (including any taxation authority).

9.3 No Party may make or release statements or other announcements in relation to this Agreement to the press or other media unless such statements or announcements have been approved by the other Party, such approval not to be unreasonably withheld, delayed or

8.2 Após a expiração ou término antecipado do presente Contrato por qualquer motivo, todos os direitos e licenças concedidas a NABUfit no âmbito do presente Acordo cessam e finalizam e NABUfit deve descontinuar todo e qualquer uso da imagem de NS. No entanto, NABUfit terá tempo razoável para interromper a aparição da imagem de NS em seus apps/em seus sites etc.

8.3 Em caso de rescisão do contrato e acordo entre as partes, o LX deve ser notificado a fim de receber sua participação em conformidade com o disposto na cláusula 5.

9. <u>Confidencialidade e anúncios</u>

9.1 Ambas as partes comprometem-se com a outro que darão um tratamento confidencial e devem divulgar a qualquer pessoa: (i) o conteúdo (incluindo os detalhes financeiros) deste Acordo; e (ii) todas as informações relacionadas de qualquer maneira com o negocio e/ou assuntos de que podem ser comunicadas ou obtidas por ela ou em conexão com este Acordo.

9.2 Ambas as partes comprometem-se a outro de que podem divulgar (i) a informação que está dentro do domínio público; e (ii) informações confidenciais ao mínimo exigido por qualquer ordem de qualquer tribunal de jurisdição competente ou qualquer órgão judicial, governamental ou reguladora competente (incluindo qualquer autoridade fiscal).

9.3 As Partes não podem fazer ou liberar declarações ou outros anúncios em relação a este acordo com a imprensa ou outros meios de comunicação, a menos que tais declarações ou anúncios forem aprovados pela outra Parte, e tal aprovação não ser retida, atrasada ou condicionada. No entanto, NABUfit Global, Inc. está

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conditioned. However, NABUfit Global, Inc. is allowed to inform the market about the contract in order to comply with the US legislation regarding listed companies.

10. Notices

10.1 All notices to be given under this Agreement shall be in writing in English and sent by email, recorded delivery mail or courier to the address(es) set out below (or to such other address(es) as the Party concerned shall from time to time designate by notice pursuant hereto).

To NABUFIT Company:
Vidensparken, Vesterballevej 527, 1,
Snoghoj, 7000 Fredericia.
To:
Ole Sigetty : os@nslaw.dk
Mads Frederiksen: mhf@1-reklame.dk

To NEYMAR SPORTS MARKETING S/S LTDA:
Av. Ana [redacted]000
Sant[redacted]
To M[redacted]
e-mail: gab[redacted]
To Mr. Gustavo Xisto
Email: gu[redacted]

To LX Sports:
Avenida Imper[redacted]6. -
Vila Leopoldina - São Paulo / SP - 05305-001
To:
Dayyan Morandi: [redacted]

10.2 Any such notice shall be deemed given at the time when a representative of the recipient Party signs to confirm receipt of the relevant delivery by recorded delivery mail or courier (as the case may be).

autorizado a informar o mercado sobre o contrato, a fim de cumprir a legislação dos EUA sobre as empresas cotadas.

10. Avisos

10.1 Todas as notificações a serem dadas no âmbito do presente Acordo serão feitas por escrito em Inglês e enviado por email por correio registrado ou por courier para o endereço (s) estabelecido abaixo (ou para outro endereço (s), que a parte interessada deve de vez em quando designar por meio de notificação da presente decisão em conformidade).

Para NABUFIT Company
Vidensparken, Vesterballevej 527, 1,
Snoghoj, 7000 Fredericia.
Para:
Ole Sigetty : os@nslaw.dk
Mads Frederiksen: mhf@1-reklame.dk

Para NEYMAR SPORTS MARKETING S/S LTDA:
Av. Ana [redacted]
000
Santos – São Paulo - Brazil
Para: [redacted]
e-mail: gab[redacted]
Para: Mr. [redacted]
Email: gus[redacted]

Para LX Sports:
Avenida Impe[redacted] -
Vila Leopoldina - São Paulo / SP - 05305-001
Para:
Dayyan Mor[redacted]

10.2 Qualquer notificação será considerada entregue no momento em que um representante da parte destinatária confirmar o recebimento da entrega correspondente por correio registrado ou por courier (conforme o caso).

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11. <u>General</u>

<u>Assignability</u>

11.1 NR shall not without the prior consent in writing of NABUfit (to be given or withheld in NABUfit's absolute discretion) assign, novate, charge, sub-licence and/or sub-contract this Agreement or any of its obligations under this Agreement.

11.2 NABUfit shall not without the prior consent in writing of NR (to be given or withheld in NR's absolute discretion assign, novate, charge, sub-licence and/or sub-contract this Agreement or any of its obligations under this Agreement. NABUfit, however, may at any time transfer its rights and obligations under this Agreement to NABUfit Global, Inc. or a company ultimately owned by NABUfit Global, Inc. in which case NABUfit shall continue to be liable for all its obligations under the Agreement.

<u>Severability</u>

11.3 The illegality or invalidity of any part of this Agreement shall not affect the legality or validity of the remainder of this Agreement.

<u>Preservation of rights</u>

11.4 No relaxation, forbearance, delay or indulgence by any Party in enforcing any of the terms and conditions of this Agreement or the granting of time by any Party to the other shall prejudice affect or restrict the rights and powers of any Party under this Agreement, nor

11. <u>Geral</u>

<u>Cessão</u>

11.1 NR não deverá, sem o prévio consentimento por escrito da NABUfit (a ser dado ou retido ao exclusivo critério da NABUfit) ceder. Novar. atribuir, cobrar, sub-licençr, e/ou sub-contratar o presente Acordo ou qualquer de suas obrigações nos termos deste Contrato.

11.2 NABUfit não deverá, sem o prévio consentimento por escrito da (a ser dado ou retido ao exclusivo critério da NABUfit) ceder, Novar, atribuir, cobrar, sub-licençr, e/ou sub-contratar o presente Acordo ou qualquer de suas obrigações nos termos deste Contrato.. NABUfit, no entanto, pode a qualquer momento transferir seus direitos e obrigações sob este acordo a NABUfit global, Inc. ou a uma empresa em última análise, de propriedade da NABUfit global, Inc., caso em que NABUfit deve continuar a ser responsável por todas as suas obrigações decorrentes do Acordo.

<u>Divisibilidade</u>

11.3 A ilegalidade ou nulidade de qualquer parte do presente Acordo não afeta a legalidade ou validade do restante deste Acordo.

<u>Preservação dos direitos</u>

11.4 Nenhum abrandamento, tolerância, atraso ou indulgência por qualquer das partes em fazer cumprir qualquer um dos termos e condições deste Contrato, ou a concessão de tempo por qualquer das Partes à outra

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shall any waiver by any Party of any breach of this Agreement operate as a waiver of or in relation to any subsequent or any continuing breach of this Agreement.	poderá prejudicar, afetar ou restringir os direitos e poderes de qualquer parte do presente acordo, nem qualquer renúncia por qualquer das partes de qualquer violação do presente Acordo poderá operar como uma renúncia de ou em relação a qualquer violação subsequente ou continuada do presente Acordo.
Relationship of the Parties	Relação entre as partes
11.5 Nothing in or arising out of this Agreement is to be taken as constituting a partnership or agency between the Parties and no Party shall have the right or authority to bind or commit the other in any manner or for any purposes whatsoever.	11.5 Nada no ou decorrente do presente acordo é para ser entendido como constituição de uma parceria ou agência entre as partes e nenhuma das partes terá o direito ou autoridade para vincular ou comprometer o outro de qualquer maneira ou para qualquer efeito.
11.6 Nothing contained in this Agreement shall be construed as establishing an employer-employee relationship between NABUfit and NR.	11.6 Nada contido neste acordo deve ser interpretado como estabelecendo uma relação empregador-empregado entre NABUfit e NR.
Further assurance	Garantia adicional
11.7 NR shall, free of charge, do, execute and perform such further deeds, documents, assurances, acts and things as may be required to give full legal and practical effect to the terms, intent and purposes of this Agreement. Without prejudice to the foregoing, the Parties shall, and shall use all reasonable endeavours respectively to procure that any necessary third party shall, do, execute and perform such further deeds, documents, assurances, acts and things as may be required to give full legal and practical effect to the terms, intent and purposes of this Agreement.	11.7 NR deve, de forma gratuita, fazer, realizar e executar outras ações futuras, documentos, garantias, atos e coisas que possam ser necessárias para dar efeito jurídico e prático completo para o termos, intenções e propósitos do presente Acordo. Sem prejuízo do exposto, as Partes envidarão todos os esforços razoáveis, respectivamente, para providenciar para que qualquer terceiro necessário deva fazer, realizar e executar outras ações futuras, documentos, garantias, atos e coisas que possam ser necessárias para dar efeito jurídico e prático completo para o termos, intenções e propósitos do presente Acordo..
Entire agreement	Total acordo
11.8 This Agreement represents the entire understanding between the Parties in relation to the subject matter hereof and shall cancel and supersede all prior	11.8 Este Contrato representa o total

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negotiations, understandings and agreements, whether oral or written. This Agreement may only be modified if such modification is in writing and signed by or by a duly authorised representative of each Party, including LX as a business intermediate.	entendimento entre as partes em relação ao assunto em questão e deverá cancelar e substituir todas as negociações anteriores, entendimentos e acordos, seja oral ou escrita. Este Contrato somente poderá ser modificado se tal modificação for por escrito e assinado por ou por um representante devidamente autorizado de cada parte, incluindo LX como intermediária do negócio.
<u>Prior representations</u>	<u>Representações anteriores</u>
11.9 Each Party unconditionally waives any rights it may have to damages or to rescind this Agreement on the basis of any statement or representation made by or on its behalf prior to the date of this Agreement and which is not the subject of any warranty or undertaking in this Agreement unless such statement or representation was made fraudulently.	11.9 Cada Parte renuncia incondicionalmente à qualquer direitos que possa ter de danos ou de rescindir o presente Acordo com base em qualquer declaração ou representação feita por ou em seu nome antes da data do presente Acordo e que não é objeto de qualquer garantia ou compromisso no presente Acordo, a menos que tal declaração ou representação tenho sido feita de forma fraudulenta.
<u>New Projects</u>	<u>Novos Projetos</u>
11.10 New or special projects may be developed by the Parties to use the NS' image and develop new products, and will be subject to specific negotiations through business brokerage exclusively by LX in order to maintain partnership and good relations between the Contracting Parties and to make their best efforts to maintain clear and objective communication and sharing of information and ideas for the development of new projects.	11.10 Projetos novos ou especiais podem ser desenvolvidos pelas Partes para usar a imagem NS e desenvolver novos produtos, e sera objeto de negociações específicas através de intermediação de negócios exclusivamente por LX a fim de manter a parceria e as boas relações entre as partes contratantes e fazer os seus melhores esforços para manter a comunicação clara e objetiva e o compartilhamento de informações e idéias para o desenvolvimento de novos projetos.
<u>Renewal</u>	<u>Renovação</u>
11.11 In case of renewal of the contract, Nabufit should express in writing to LX, the intention to extend the contract period with NR, with a minimum period of 60 days from the end of the contract	11.11 Em caso de renovação do contrato, Nabufit deve expressar por escrito a LX, a intenção de estender o período de contrato com NR, com um período mínimo de 60 dias a partir do final do

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between the parties.

contrato entre as partes.

Third party rights

11.12 Except where expressly provided under this Agreement, a person who is not a Party to this Agreement has no rights to rely upon or enforce any term of this Agreement.

Direitos de terceiros

11.12 Exceto quando expressamente previsto nos termos deste Contrato, uma pessoa que não seja Parte do presente Acordo não tem direito de confiar em ou impor qualquer termo deste Acordo.

Governing law and jurisdiction

11.13 This Agreement shall be governed by and construed and interpreted in accordance with the laws of BRAZIL and the Parties submit to the exclusive jurisdiction of the Brazilian courts, electing the Courts of São Paulo as competent. Any legislation to the contrary of whatever country is hereby expressly excluded.

Lei aplicável e jurisdição

11.13 O presente Acordo será regido e interpretado e interpretadas de acordo com as leis Do Brasil e as partes submetem-se à jurisdição exclusiva dos tribunais brasileiros, elegendo o foro da Comarca da Capital do Estado de São Paulo. Qualquer legislação em contrário de qualquer país está expressamente excluída.

11.14 Language

This Agreement is entered into in the English language. Any translation is for convenience only.

11.14 Língua

Este Acordo é assinado na língua inglesa. Qualquer tradução é por conveniência.

11.15 Definitions and Interpretation

In this Agreement the capitalised terms used in this Agreement shall have the meanings given to them below and the following expressions shall, unless the context otherwise requires, have the following meanings:

Commencement Date"

means 1st of September 2016, notwithstanding the date this Agreement is executed;

"Contract Year"

means each successive period of twelve months during the Term (or part thereof if this Agreement is terminated by either Party in accordance with its terms), with the first Contract Year

11.15 Definições e Interpretação

Neste acordo, os termos em maiúsculas utilizados neste Contrato terão os significados que lhes são dadas abaixo e as seguintes expressões devem, salvo disposições em contrário, têm os seguintes significados:

"Data de Início"

significa 01 de setembro de 2016, não obstante a data de assinatura deste Acordo;

"Ano do Contrato"

significa cada período sucessivo de doze meses durante o Prazo (ou parte dele se este acordo for denunciado por qualquer das partes, de acordo com seus termos), com o primeiro ano

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commencing on the Commencement Date;

"LX"

Means LX Sports, the company responsible for the business intermediation between the parties and responsible for the deal of this agreement.

LX Representative

Dayyan Morandi Silva

"NABUfit"

Means NABUfit Global ApS and its Group companies wholly or partly directly or indirectly owned by NABUfit Global, Inc.

"NABUfit APP"

Means NABUfit Mobile Applications, Web Applications, Applications for Windows, MacOs, Games for consoles, SmartTvs + mediastraming devices for TVs.

"NS"

means [redacted]

"Nominated representative"

Gabriela Pozzi

"NS's image" and "TALENT's image" means the name, nicknames, likeness, image, photograph, signature, initials, statements, facsimile, reputation, voice, film (including computer generated or animated portrayal and excluding comic characters), and other personal characteristics and identification of NS and any and all intellectual property rights in the same whether now known or hereafter invented, in each case whether registered or unregistered and including applications for registration;

do contrato a partir da Data de Início;

"LX"

Significa LX Sports, a empresa responsável pela intermediação de negócios entre as partes e responsável pela parte desse acordo.

Representante LX

Dayyan Morandi Silva

"NABUfit"

Means NABUfit Global ApS and its Group companies wholly or partly directly or indirectly owned by NABUfit Global, Inc.

"NABUfit APP"

Means NABUfit Mobile Applications, Web Applications, Applications for Windows, MacOs, Games for consoles, SmartTvs + mediastraming devices for TVs.

"NS"

significa [redacted] Júnior

"Representante nomeado"

Gabriela Pozzi

"Imagem de NS e Imagem de TALENTO"

significa o nome, apelidos, semelhança, imagem, fotografia, assinatura, iniciais, declarações, fac-símile, a reputação, a voz, o filme (incluindo gerada por computador ou o retrato animado e excluindo personagens de quadrinhos), e outras características pessoais e de didentificação de NS e todos e quaisquer direitos de propriedade intelectual o mesmo se agora conhecido ou futuramente inventada.

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"Personal Appearance"

means a personal appearance by NS;

"Purpose"

means the promotion of NABUfit, and/or any of their respective brands, products or services – the NABUfit APP – using the TALENT's image.

"Term"

means the period commencing on the Commencement Date and ending on 31st of August 2019; (three year period)

"Territory"

Worldwide; and

"VAT"

means Danish value added tax or equivalent

Any reference to the singular includes the plural and vice versa and any reference to one gender includes all genders.

Any reference to a person includes natural persons and partnerships, firms and such other unincorporated bodies and companies and corporate bodies and all other legal persons of whatever kind and however constituted.

This Schedule attached to this Agreement forms an integral part of this Agreement.

Headings are for ease of reference only and are not to be taken into account in construing this Agreement.

References to "include" or "including"

em cada caso, registrados ou não, inclusive pedidos de registo;

"Aparência pessoal"
significa uma aparência pessoal, NS;

"Propósito"

significa a promoção da NABUfit, e/ou qualquer de suas marcas respectivas, produtos ou serviços – o app NABUFIT – utilizando a Imagem do Talento.

"Prazo"
significa o período que se inicia na Data de Início e término em 31 de agosto de 2019; (Período de três anos)

"Território"

No mundo todo; e

"IVA"
significa o imposto do valor acrescentado dinamarquesa ou equivalente

Qualquer referência no singular inclui o plural e vice-versa e qualquer referência a um gênero inclui todos os gêneros.

Qualquer referência a uma pessoa inclui pessoas singulares e sociedades, empresas e demais entidades sem personalidade jurídica e empresas e órgãos sociais e todas as outras pessoas colectivas de qualquer tipo e no entanto constituído.

Esta Tabela anexa ao presente Acordo faz parte integrante do presente Acordo.

Os títulos são para facilidade de referência apenas e não devem ser levados em conta na interpretação

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MK

shall be construed without limitation.	deste Acordo.
Reference to "days" means working days unless specified to be otherwise	Referências a "incluir" ou "incluindo" deve ser interpretado sem qualquer limitação.
	A referência a "dias" designa dias úteis a menos que especificado para ser de outra forma.
IN WITNESS whereof this Agreement has been signed on the day and year first above written.	Em testemunho do que este acordo foi assinado no dia e ano acima mencionado
4 7 2016 4/7-16	4-7-2016 4/7-16
NABUfit Global ApS	**NABUfit Global ApS**
NEYMAR SPORT E MARKETING S/S LTDA	**NEYMAR SPORT E MARKETING S/S LTDA**
LX SPORTS Marketing LTDA	**LX SPORTS Marketing LTDA**
Witnesses:	Testemunhas:
1. ______	1. ______
Name: Laila Tamires dos Santos	Nome: Laila Tamires dos Santos
2. ______	2. ______
Name	Nome:

NR SPORTS Jurídico